Exhibit 23.1

                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
NYMAGIC Inc.:

We consent to the use of our report dated February 17, 2004, except as to Note 18 which is as of March 11, 2004, with respect to the consolidated balance sheets of NYMAGIC INC. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and all related financial statement schedules, which report appears in the 2003 Annual Report on Form 10-K of NYMAGIC INC. and which has been incorporated by reference in the registration statement on Form S-8 dated June 2, 2004 and the related prospectuses dated June 2, 2004, pertaining to the NYMAGIC INC. 2004 Long-Term Incentive Plan and the NYMAGIC INC. Employee Stock Purchase Plan and to the reference to our firm under the heading "Experts" in each of the aforementioned prospectuses.


/s/ KPMG LLP

New York, New York
June 2, 2004